Exhibit 99.1


[Semtech logo]
NEWS RELEASE

                     SEMTECH COMPLETES ACQUISITION OF XEMICS

                                                           5:00 a.m. PDT
                                                           Friday, June 24, 2005

         CAMARILLO,  CALIFORNIA,  June 24, 2005 - SEMTECH  CORPORATION  (NASDAQ:
SMTC), a leading producer of high performance analog and mixed-signal semiconductors, announced that on June 23, 2005 it successfully completed the acquisition of XEMICS SA, a fabless developer of ultra-low power analog, radio frequency (RF) and digital integrated circuits (IC). Semtech announced plans to acquire XEMICS on June 20, 2005.

         Swiss-based XEMICS was acquired by Semtech International AG, Semtech Corporation's wholly-owned Swiss subsidiary. Xemics will continue to operate from its Neuchatel, Switzerland location and will be referred to as Semtech's Wireless and Sensing Products business unit.

         As previously announced, Semtech estimates that in the second quarter that ends July 31, 2005, it will incur a one-time acquisition related charge to earnings of $4 million to $5 million for the write-off of in-process R&D.
Consistent with purchase accounting treatment of the acquisition, other intangible items will be amortized over the current quarter and future periods. The amount of acquisition related charges are subject to the final valuation of XEMICS.

         XEMICS' results of operations will be consolidated with those of Semtech's beginning at the time of the transaction's close. XEMICS' revenue for the period of June 24, 2005 to July 31, 2005 is forecasted to be approximately $2.5 million. Excluding the acquisition related items discussed above, Semtech expects the transaction to be neutral to its earnings initially and become accretive within two quarters.

         About Semtech and XEMICS

         Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

         XEMICS is a research and development (R&D) intensive company based in Switzerland. XEMICS applies its low-power, low-voltage design expertise across its core technologies -- sensor


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interfacing/data acquisition,  8-bit RISC microcontrollers,  RF transceivers and audio Codecs. These capabilities are aimed at adding value in next generation, highly integrated battery powered wireless and sensing applications.

          Forward-Looking and Cautionary StatementsThis release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the
Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as the expected one-time charge, the expected impact of the transaction on earnings, future financial performance, future operational performance, and our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes", "projects", "should", "will", "plans" and similar words.

         Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the possibility of a greater than expected one-time charge, the possibility of higher than anticipated amortization in any given quarter, the possibility of material differences in other anticipated effects of the application of purchase accounting rules, the possibility of less than anticipated cost savings, and the complexities of successfully integrating the workforces and technologies of the companies. In addition to considering these risks and uncertainties, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2005, in its other filings with the SEC, and in material incorporated therein by reference. In light of the risks and uncertainties inherent in forecasts of revenue and gross margin and in other projected matters, forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

   Investor Relations Contact

John Baumann, Treasurer, Telephone: 805-480-2010